UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 14, 2006
Date of Report (Date of earliest event reported)
PORTOLA PACKAGING, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-95318	94-1582719

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of		Identification No.)
Incorporation)
951 Douglas Road
Batavia, IL 60510
(Address of principal executive offices, including zip code)
(630)406-8440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into Material Definitive Agreement
     On February 14, 2006 Portola Packaging, Inc. entered into a new Employment Agreement with Brian Bauerbach, President and Chief Executive Officer, which replaced his previous Employment Agreement. The primary difference is that the new agreement replaced the “Special Bonus” based on EBITDA which was set forth in the old agreement with a grant of 400,000 stock options granted at a fair market value price pursuant to the Company’s shareholder approved stock option plan.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On February 14, 2006 the Board of Directors elected Brian Bauerbach as a director of the Company.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On February 14, 2006 the Board of Directors amended the Company’s Bylaws, Article I, Stockholders, Section 4, Notice of Meetings and Adjourned Meetings, by adding the requirement that notices of meetings to elect directors be given at least 30 days before the meeting and by amending Article II, Directors, Section 3, Election and Tenure, by requiring that in order for a person to be nominated to stand for election as a director the person must submit to the Board of Directors, in writing, all of the information required by the Securities and Exchange Commission for director candidates of public companies. This information must be submitted to the Board of Directors at least 20 days before a meeting at which directors are to be elected.
     (C) Exhibits
     99.1 Press Release Dated February 17, 2006.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Packaging, Inc.

Dated: February 17, 2006	By:	Kim Wehrenberg

Kim Wehrenberg
General Counsel and Secretary